EXHIBIT 10.36


                            ASSET PURCHASE AGREEMENT

THIS AGREEMENT is dated for reference the 31st day of January, 2002 between Western Management Services, L.L.C., an Oregon limited liability company (the "Purchaser"), Wilhelm Mortuary, Inc., a corporation incorporated under the laws of the State of Oregon ("Seller"), and The Neptune Society, Inc., a Florida corporation ("Neptune Society"), and Neptune Society of America, Inc., a California corporation ("Neptune America").

WHEREAS:

A.   Neptune Society and its  subsidiaries  are in the business of marketing and
     selling  cremation  services,   pre-need  cremation  services  and  related
     merchandise in the United States.

B. Seller is a wholly-owned subsidiary of Neptune Society, and Neptune America is a wholly-owned subsidiary of Neptune Society.

C. Seller acquired certain equipment, inventory, receivables, contract rights, general intangibles, trademarks and trade names and other assets of the businesses known as "Heritage Memorial," "Heritage Memorial Society," "Heritage Memorial Cremation Society," "The Heritage Society," "Heritage
     Cremation Society," "Wilhelm Mortuary," "Wilhelm Funeral Home," "Wilhelm Crematory," "Oregon Cremation Company," "Oregon Cremation & Burial Company," and "AAA Cremation Company," pursuant to certain agreements dated July 5, 2000 by and among Seller (formerly, Neptune Acquisition, Inc.), Heritage Memorial Society, L.L.C., an Oregon limited liability company, Community Memorial Centers, L.L.C., an Oregon limited liability company ("CMC"), David Schroeder, Michael Ashe and Neptune Society. Seller also acquired certain real property at 6637 SE Milwaukie Avenue, Portland, Oregon, and legally described on Schedule C ---------- (the "Portland Property"), used in connection with its business. Neptune Society issued a debenture in the original principal amount of $1,000,000 dated July 5, 2000 (the "CMC Debenture") payable to CMC or its order as partial consideration for the Portland Property. Payments under the CMC Debenture are secured by, among other things, that certain Trust Deed dated July 5, 2000 executed by Seller for the benefit of CMC, recorded on July 18, 2000 in Multnomah County, Oregon as Fee No. 2000-098983, encumbering the Portland Property (the "CMC Trust Deed").

D. Neptune Society acquired Seller pursuant to an agreement and plan of merger dated July 5, 2000, effected by filing articles of merger with the office of the Secretary of State in the state of Oregon on July 17, 2000.

E. Seller borrowed $1,575,000 from Green Leaf Investors I, LLC, a California limited liability company ("Greenleaf") under the terms of a loan agreement dated August 8, 2001, which indebtedness is evidenced by a promissory note dated August 8, 2001 issued to Greenleaf in the initial principal amount of $1,575,000 (the "Greenleaf Note"), and secured by (i) a first priority security interest in certain assets of Seller pursuant to a security agreement dated



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     August 8, 2001 (the  "Greenleaf  Security  Interest") and (ii) a trust deed dated August 6, 2001 executed by Seller for the benefit of Greenleaf, encumbering the Portland Property (the "Greenleaf Trust Deed").

F. Seller currently operates and carries on a funeral, burial and cremation business in the state of Oregon located at the Portland Property under the Trade Names set forth in Schedule B (the "Business"); ----------

G. Seller has agreed to sell substantially all of its assets and liabilities and the Purchaser has agreed to purchase such assets and assume such liabilities related to the Business on the terms and conditions set forth herein; and

I. Concurrently with or as promptly as practicable following the execution and delivery of this Agreement, Purchaser will enter into a Marketing and Service Agreement (the "Service Agreement") with Neptune Society or a designated subsidiary of Neptune Society, for the provision of certain at-need cremation services and for certain other arrangements as may reasonably be requested by Neptune Society.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.   INTERPRETATION

1.1 Definitions: In this Agreement and in any schedules and amendments, the following terms shall have the meanings set forth below unless the context otherwise requires:

     (1) "Agreement" means this Agreement including the schedules attached as the same may be amended or supplemented from time to time;

     (2) "Assets" means all of Seller's rights in the assets used in connection with the Business, including the Portland Property, the Pre-Need Contracts, the Trust Accounts, the Intangible Assets, the Trade Names, reputations, telephone numbers, the Leased Assets, the Leases, the Material Contracts and all other leases and contracts, the Specified Assets, the Other Operating and Fixed Assets and all other fixed assets and equipment used in connection with the Business, all licenses and other rights which Seller is reasonably capable of transferring to the Purchaser to operate the Business, the Insurance Policies, all existing and prospective customer lists, lists of suppliers, employee contracts, promotional material, websites and electronic commerce sites, price lists, the Books and Records and other information relating to the day to day carrying on of the Business, but does not include the Excluded Assets;



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     (3)  "Books and Records" means all files, ledgers,  correspondence,  lists,
          manuals,  reports,  texts,  notes,  memoranda,   invoices,   receipts,
          accounts, financial statements, financial working papers, computer discs, tapes or other means of electronic storage, and all other records or documents of any nature or kind whatsoever belonging to Seller in connection with the Business, but does not include (i) the articles of incorporation, bylaws, minutes, resolutions or any similar documents belonging to Seller; or (ii) the files and records of Seller's attorneys whether or not such attorneys' files and records constitute privileged or confidential communications with Seller or attorney-client work product of Seller;

     (4) "Business Day" means any day except Saturday, Sunday or any statutory holiday in the State of Oregon;

     (5) "Cash and Cash Equivalents" means the cash and cash equivalents of the Business on hand at the Closing Date including, without limitation, the proceeds of any claims under the Insurance Policies paid after the Closing with respect to a claim arising prior to the Closing;

     (6) "Claim" means any claim by the Purchaser against Seller, or Seller against the Purchaser, for any breach of representation, warranty, covenant or other agreement or obligation of Seller or the Purchaser pursuant to this Agreement;

     (7) "Closing" means the completion of the sale and purchase of the Assets and assumption of the Liabilities as provided in this Agreement;

     (8) "Closing Date" means March 8, 2002 or such other date as the parties may agree;

     (9)  "Debenture   Assumption  Agreement"  means  the  Debenture  Assumption
          Agreement, attached hereto as Schedule O. ----------

     (10) "Encumbrances" means and includes, whether or not registered or recorded, any and all:

          (a) mortgages, assignments of rent, liens, licenses, leases, charges, security interests, hypothecs, and pledges against property (whether real, personal, mixed, tangible or intangible), or conditional sales contracts or title retention agreements or equipment trusts or financing leases relating thereto, or any subordination to any right or claim of others in respect thereof;

          (b) claims, interests and estates against or in property (whether real, personal, mixed, tangible or intangible) including easements, rights-of-way servitudes or other similar rights in property granted to or reserved or taken by any person or any governmental body or authority;



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          (c)  any option,  or other right to acquire,  or acquire any  interest in, any property; and

          (d) other encumbrances of whatsoever nature and kind against property (whether real, personal, mixed, tangible or intangible);

          but does not include any lien against the Leased Assets for payment of rent under the Leases, any statutory tax liens, materialmen liens, or any liens arising from or described in the Greenleaf Security Interest, the Greenleaf Trust Deed, the CMC Trust Deed, or the Wilhelm Security Interest.

     (11) "Excluded Accounts" means:

          (a) the current trade accounts receivable for performed at-need services of the Business at the Closing Date;

          (b)  the Cash and Cash Equivalents; and

          (c)  the Pre-Paid Accounts.

     (12) "Excluded Assets" means:

          (a)  Excluded Accounts;

          (b) all corporate certificates of authority and corporate minute books and the corporate stock record or register of Seller;

          (c) such licenses, permits or other certificates of authority which, by their terms, are nonassignable; and

          (d) the assets of Neptune Society and its subsidiaries (except for the Seller), including, but not limited to, registered and unregistered names, trade names, trademarks, designs, telephone numbers, advertising copy, websites, copyrights, patents, pre-need contracts, accounts, fixed assets, equipment, licenses, insurance policies, existing and prospective customer lists, lists of suppliers, employee contracts, promotional material, websites and electronic commerce sites, price lists and other assets used in connection with their businesses.

     (13) "Excluded Liabilities" means (a) all current trade account payables up to the Closing Date; (b) an obligation in the amount of $90,000 owed to U.S. Bank by CMC assumed by Wilhelm under the terms of the agreements dated July 5, 2000; and (c) certain obligations in the amount of $4399.91 owed to Charles Martin.



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

     (14) "Insurance Policies" means those insurance policies as set forth in Schedule A;

     (15) "Intangible Assets" means those registered and unregistered names, trade names, trademarks, designs, telephone numbers, advertising copy, websites, copyrights, patents and similar rights (except the trade names Neptune Society and Trident Society), specifically including, but not limited to, the Trade Names and any proprietary software expressly set forth in Schedule B;

     (16) "Knowledge" means actual awareness of such fact or other matter at the time in question.

     (17) "Leased Assets" means those assets included in the Assets which are leased by the Seller for the Business and set forth in Schedule D;

     (18) "Leases" means the leases under which the Leased Assets are leased by the Business;

     (19) "Liabilities" means all of Seller's actual or accrued liabilities up to the Closing Date, but does not include the Excluded Liabilities or commissions payable, sales tax, employee remittances of every kind whatsoever, federal, municipal, and/or state taxes of any kind whatsoever, with respect to Seller;

     (20) "Material  Contracts"  means those contracts  described in Schedule L;

     (21) "Note Assumption Agreement" means the note extension and assumption agreement, attached hereto as Schedule P, related to the extension of the Greenleaf Note due date to July 31, 2002 and the assumption of the Greenleaf Note by the Purchaser;

     (22) "Other Operating and Fixed Assets" means those operating and fixed assets set forth in Schedule E;

     (23) "Person" means an individual, a corporation, a limited liability company, a partnership, a trust, an unincorporated organization or a government agency or instrumentality;

     (24) "Place of Closing" means the law offices of Steven Adler at 2130 N.E. Klickitat Street, Portland, Oregon 97212-2459;

     (25) "Pre-Need Contracts" means those pre-need contracts set forth in Schedule F for cremation services sold prior to the death of the beneficiary by or for the Business, its predecessors and assignees for the provision of funeral cremation services;

     (26) "Pre-Paid Accounts" means pre-paid taxes other than income taxes, pre-paid insurance, pre-paid rent and other pre-paid accounts of a similar nature;



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     (27) "Purchase Price" has the meaning ascribed thereto in Section 2.1;

     (28) "Real Estate Documents" means the closing documents required to transfer the Portland Property from Seller to Purchaser listed on Schedule W, including the Warranty Deed and the Wilhelm Trust Deed;

     (29) "Security Agreement" means the Security Agreement in substantially the form attached hereto as Schedule Q;

     (30) "Seller's   Unaudited   Financial   Statements"  means  the  unaudited
          financial statements of the Business for the 12 month period ending December 31, 2001, copies of which are incorporated as Schedule I;

     (31) "Service Agreement" means the Service Agreement in substantially the form attached hereto as Schedule N;

     (32) "Specified  Assets" means those specified assets set forth in Schedule
          G;

     (33) "Time of Closing" means the time at which the Closing takes place, which shall be 10:00 a.m. at the Place of Closing on the Closing Date or such other time as the parties may agree upon;

     (34) "Trade Names" means those trade and business names expressly set forth in Schedule B;

     (35) "Trust Accounts" means all cash, insurance policies, funds and accounts and investments set forth in Schedule H which arise from the sale of the Pre-Need Contracts which are administered in trust by Seller;

     (36) "Warranty Deed" means that certain Warranty Deed encumbering the Portland Property naming Seller as the Grantor and Purchaser as the Grantee attached hereto as Schedule V;

     (37) "Wilhelm Security Interest" means the security interest granted in the Assets to Seller under the terms of the Security Agreement; and

     (38) "Wilhelm Trust Deed" mean that certain trust deed encumbering the Portland Property in the form attached hereto as Exhibit X.

1.2 Schedules: The following are the schedules delivered concurrently with, and incorporated in, this Agreement:



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    Schedule    Description
       A        List of Insurance Policies

       B        List of Intangible Assets

       C        Description of Portland Property

       D        List of Leased Assets

       E        List of Other Operating and Fixed Assets

       F        List of Pre-Need Contracts

       G        List of Specified Assets

       H        List of Trust Accounts

       I        Seller's Unaudited Financial Statements

       J        [Intentionally Left Blank]

       K        List of Employees, Employment Matters and Employee Benefit Plans

       L        List of Material Contracts

       M        Required Consents

       N        Service Agreement

       O        Debenture Assumption Agreement

       P        Note Assumption Agreement

       Q        Security Agreement

       R        Allocation of Purchase Consideration Certificate

       S        Seller's Closing Certificate

       T        Purchaser's Closing Certificate

       U        Bill of Sale

       V        Warranty Deed

       W        Real Estate Closing Documents

       X        Wilhelm Trust Deed

1.3 Division, Headings, Index: The division of this Agreement into sections, subsections and paragraphs and the insertion of headings and any index provided are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.



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


1.4 Gender and Number: Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include both genders.

1.5 Currency: All dollar amounts referred to in this Agreement are stated in United States of America currency, unless otherwise expressly stated.

2.   TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES

2.1 Transfer and Purchase of Assets: On the Closing Date and subject to the terms and conditions contained in this Agreement, Seller shall sell, assign, convey, transfer and deliver to Purchaser the Liabilities and the Assets free from any and all Encumbrances, and Purchaser agrees to assume the Liabilities and to purchase, all right, title and interest of the Seller in and to all of the Assets for the aggregate purchase price of $2,500,000 (the "Purchase Price").

2.2 Payment Purchase Price: On the Closing Date and subject to the conditions set forth in this Agreement, the Purchaser will pay the Purchase Price to the Seller as follows:

     (a) $1,500,000 payable by the Purchaser's assumption of the Seller's obligations under the Greenleaf Note, under the terms of the Note Assumption Agreement by and among Seller, Neptune Society, Purchaser and Greenleaf. Under the terms of the Note Assumption Agreement, (i) Seller will have paid to Greenleaf $75,000 of the principal balance,
          (ii) Seller will have paid to Greenleaf all accrued and unpaid interest outstanding as of the Closing Date, (iii) Greenleaf will have amended the due date under the Greenleaf Note to July 31, 2002, and
          (iv) Purchaser will have assumed the balance of $1,500,000 of the Seller's obligations plus interest under the Greenleaf Note, as amended; and

     (b) $1,000,000 payable by the Purchaser's assumption of the Neptune Society's obligations under the CMC Debenture, under the terms of the Debenture Assumption Agreement. Under the terms of the Debenture Assumption Agreement, Neptune Society and CMC will have amended the debenture and Purchaser will assume the balance of $1,000,000 of the Neptune Society's obligations plus interest under the CMC Debenture, as amended.

     The Purchaser and Seller agree the Purchase Price shall be adjusted in accordance with Section 2.9 of this Agreement.

2.3 Assumption of Liabilities. Purchaser, for itself and its successors and assigns, hereby assumes and agrees to pay or cause to be paid or otherwise discharged or cause to be discharged from all of Seller's obligations and liabilities, whether firm or contingent, of every nature and description, and to perform in accordance with their terms or otherwise satisfy, as of the Closing Date:



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

     (a)  the Liabilities; and

     (b) Seller's obligations under the Leases, Material Contracts, Insurance Policies, Pre-Need Contracts, and other agreements, contracts, arrangements and licenses assigned to Seller pursuant to this Agreement.

     Notwithstanding the foregoing, Seller shall retain, and Purchaser shall not assume the Excluded Liabilities.

2.4  Security Interests.

     (a) Purchaser will grant Seller a security interest in certain assets as security for performance of the Purchaser under the Note Assumption Agreement, the Debenture Assumption Agreement and this Agreement, including principal, interest and all other amounts owing under the Greenleaf Note and the CMC Debenture, as follows:

          (i) Purchaser will grant to Seller a security interest in and to all of the personal properties and other assets of every kind and nature then and thereafter owned by the Purchaser and will execute and deliver to Seller the Security Agreement and any financing statement under the Uniform Commercial Code naming the Purchaser as debtor and Seller as secured party and designating such personal properties and other assets as security; and

          (ii) Purchaser will execute for the benefit of Seller any document reasonably required to assume the continuing lien on the Portland Property under the CMC Trust Deed and the Greenleaf Trust Deed to secure the Purchaser's obligations under the Note Assumption Agreement, the Debenture Assumption Agreement and this Agreement.

     (b) Notwithstanding the forgoing, Purchaser and Seller hereby accept the existing and continuing Greenleaf Security Interest and agree that as long as the Greenleaf Note is outstanding, Greenleaf will maintain a first priority security interest in the Assets;

     (c) Purchaser will assume the continuing lien on the Portland Property under the CMC Trust Deed and the Greenleaf Trust Deed; and

     (d)  Purchaser will execute and deliver the Wilhelm Trust Deed.

2.5 Consents to Assignments. If a consent to assignment of an Asset is required and is not obtained, or if an attempted assignment would be ineffective or would adversely affect Seller's rights thereunder so that Purchaser would not in fact receive all such rights, Seller, at Seller's reasonable expense, shall cooperate in any arrangement Purchaser may reasonably request to provide for Purchaser the benefits under such Asset, including enforcement for the



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     benefit  of  Purchaser  of any and all rights of Seller  against  any other party thereto arising out of the breach or cancellation thereof by such party or otherwise.

2.6 Closing Date: All transactions contemplated in this Agreement will be effective on the Closing Date. All income from services rendered or merchandise sold related to deaths occurring on or before the Closing Date shall be the income of Seller, and all income from services rendered or merchandise sold related to deaths occurring after the Closing Date shall be the income of the Purchaser.

2.7 Excluded Assets and Excluded Liabilities: From and after the Closing Date, the Seller will have operational control, ownership and responsibility of the management of the Excluded Assets and the Excluded Liabilities.

2.8 Reconciliation: On or before the day which is 120 days following the Closing Date (the "Reconciliation Date"), the Purchaser will provide to Seller a reconciliation of the Excluded Accounts and Excluded Liabilities, being that amount of cash, collections and amounts paid, respectively, from the Closing Date.

2.9 Adjustment to Purchase Price: Any amount of cash and collected receivables that pertain to the Excluded Assets, which is in excess of the amount of payments that pertain to the Excluded Liabilities, will be paid in cash by the Purchaser to Seller, its successor or assigns on or before the day which is 60 days following the Reconciliation Date (the "Reconciliation Payment Date"). Any amount of cash and collected receivables that pertain to the Excluded Assets which is less than the amount of payments that pertain to the Excluded Liabilities (the "Seller Reconciliation Payment") will be paid by in cash by Seller to the Purchaser on or before the Reconciliation Payment Date.

2.10 Allocation of Purchase Consideration: In accordance with a determination made by Purchaser and Seller and Section 1060 of the Internal Revenue Code of 1986, as amended ("Code") Purchaser and Seller have determined an "Allocation of Purchase Consideration" as described in Schedule R attached hereto and Purchaser will deliver at closing a final written Allocation of Purchase Consideration. Purchaser and Seller shall each file, in accordance with Section 1060 of the Code an Asset Allocation Statement on Form 8594 (which conforms with such allocation) with its federal income tax return for the tax year in which the Closing Date occurs and shall contemporaneously provide the other party with a copy of the Form 8594 being filed. Each party agrees not to assert, in connection with any tax return, audit or other similar proceeding, any allocation of the Purchase Consideration which differs from the allocation determined by Buyer hereunder.

2.12 Application of Bulk Sale Laws. The transaction contemplated by this Agreement shall be closed without the necessity of compliance with any possible applicable bulk sales or bulk transfer laws. If any claims are asserted by the creditors of the Seller by reason of any possible application of applicable bulk sales or bulk transfer laws, these claims shall be the



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

     responsibility of the Purchaser hereunder and the responsibility of the Seller as to any claims representing undisclosed liabilities of the Seller or liabilities which the Purchaser has not assumed under the terms of this Agreement.


3.   REPRESENTATIONS AND WARRANTIES OF SELLER

Seller, Neptune Society and Neptune America represent and warrant to the Purchaser as follows and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the purchase of the Assets and the assumption of the Liabilities:

3.1  Corporate Status and Authority:

     Seller is duly organized and validly subsisting under the laws of the State of Oregon and has all requisite power and capacity to own or lease the Assets. Seller is duly qualified and licensed to carry on the Business in all jurisdictions in which the nature of the Business or the properties and assets owned or leased by it make such qualification and licensing necessary and where the failure to be so qualified and licensed would have a material adverse effect on the Assets.

3.2  Authority to Sell:

     Seller has the legal capacity, power and authority to enter into this Agreement and to transfer the legal and beneficial title and ownership of the Assets to the Purchaser free from all Encumbrances, except as otherwise contemplated by this Agreement;

3.3  Assets:

     (a)  Ownership:   Except  for  the  Leased  Assets,  Seller  has  good  and
          marketable title to all of the Assets free and clear of all Encumbrances, except as otherwise contemplated by this Agreement;

     (b) Leased Assets: The Leased Assets are held under valid and subsisting Leases, each of which is listed in Schedule D. Each Lease is in full force and effect and the Leases and the Leased Assets are free and clear of all Encumbrances. Except for the Leases, there are no leases, agreements to lease, tenancy arrangements or licenses to which Seller is a party which have an aggregate capitalized value in excess of $5,000. Seller has not previously assigned the Leases nor sublet its interest in any of the Leased Assets under the Leases. Seller has not released any of the other parties to such leases from the performance of any of their obligations thereunder. Seller is not in breach of any of the terms of any Leases, and Seller is not aware of any of the other parties to the Leases being in breach of any of the terms of the Leases, and, to the best of the Knowledge of Seller, no event or condition has occurred which, either immediately or after notice or lapse of time or both, could give rise to the cancellation or termination of any of the Leases. There are no prepaid rents, rent-free periods or outstanding lessor's contributions or obligations for lessee incentives under any of the Leases which consist of subleases under which Seller is a sublessor. Seller has no Knowledge of anything or matter which does or shall give any of the sublessees under any of the subleases any right of abatement, set-off or deduction in respect of the rent payable by the sublessees;

     (c) Condition of Assets: To the best of the Knowledge of Seller, all fixed assets and equipment owned or used by Seller in the conduct of the Business, all of which are listed in either Schedule E and/or Schedule G, have been properly maintained and are in good working order and contain no defects which could materially adversely affect the operation of the Business to any material degree;

     (d) Rights to Assets: No present or former shareholder of Seller or any person not dealing at arm's length with any of the foregoing owns directly or indirectly or has any agreement, option or commitment to acquire or lease, any property, asset, right or license used by Seller;

     (e) Zoning: The Portland Property is zoned to permit the Business carried out by the Seller on such property;

     (f) Portland Property: The description set forth on Schedule C accurately reflects all interests of Seller in the Portland Property;

     (g) Intangible Assets: The list of the Intangible Assets set out in Schedule B accurately reflects all registered and unregistered names, trade names, trademarks, designs, copyrights, patents and similar rights specifically including but not limited to the Trade Names and any proprietary software used in connection with the Business and/or owned or held by Seller on the date hereof free of Encumbrances; and

     (h) Other Operating and Fixed Assets and Specified Assets: The list of the Other Operating and Fixed Assets and Specified Assets set out in Schedules E and G, respectively, accurately reflects all operating and fixed assets owned or held by Seller having an original capital cost of $5,000 or more which are not disclosed elsewhere in this Subsection
          3.3. Except for sales and purchases in the ordinary course of business since December 31, 2001, Seller owns such Assets on the date hereof free of Encumbrances, except as otherwise disclosed on Schedule E and/or Schedule G.

3.4  Trust Accounts:

     (a) The Trust Accounts described in Schedule H accurately reflects all funds received by Seller in connection with the sale of pre-need funeral arrangements for the Business or for undelivered funeral merchandise which has been placed in the Trust Accounts on behalf of the pre-need customer to the extent required by the terms of the Pre-

          Need Contract with the customer and as required by the applicable laws and regulations governing the Trust Accounts as of the date indicated in Schedule H; and

     (b) All investments of the Trust Accounts are in accordance with all applicable state and federal laws and regulations pertaining to the investment and administration of such Trust Accounts.

3.5  Business Operations:

     (a) Operating Authorities: Seller has acquired, and currently holds, all permits, licenses, consents, authorizations, approvals, privileges, waivers, exemptions, orders, certificates, rulings, agreements and other concessions granted by or entered into with any governmental or regulatory authority required in connection with the Assets or the Business, that are material to the Assets or the Business and all of the foregoing are in good standing and are being complied with in all material respects;

     (b) Compliance with Laws: To the best of the Knowledge of Seller, Seller is operating and using the Assets and conducting the Business in compliance with all applicable laws and regulations of each jurisdiction in which the Assets are located or in which Seller conducts the Business;

     (c) Subsidiaries: Seller does not own, directly or indirectly, any ownership, equity, or voting interest in any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

     (d) Jurisdictions in which Business is Carried On: Seller does not carry on the Business or own or lease any assets in any jurisdiction other than in the State of Oregon which would require registration or licensing in such jurisdiction.

3.6  Financial:

     (a) Unaudited Financial Statements: The Seller's Unaudited Financial Statements present fairly in all material respects the financial position of Seller as at the respective dates of the said statements and the results of Seller's operations for the 12-month period then ended in accordance with generally accepted accounting principles in the United States used by Seller consistently applied.

     (b) No Material Change: Since December 31, 2001 and up to the date hereof there has been no material adverse change in the nature or condition of the Assets or the Business, financial or otherwise, except changes occurring in the ordinary course of business, nor has there been any development or threatened or probable development of which Seller is aware which materially and adversely affects the Assets or the Business. The Business has been carried on in the ordinary course as it had previously been carried on. In addition, save as disclosed herein, since December 31, 2001 and up to the date hereof Seller has not:

          (i) incurred any liability or obligation which as to their nature and amount are inconsistent with the Business as carried on;

          (ii) discharged or satisfied any Encumbrance or paid any obligation or liability (absolute or contingent) except for current liabilities incurred in the ordinary course of business and except for regularly scheduled payments of term debt and lease payments;

          (iii) subjected any of the Assets to any Encumbrances;

          (iv) sold or transferred any of the Assets or cancelled or released any debts or claims, except, in each case, in the ordinary course of business;

          (v)  waived any rights of material value;

          (vi) entered into any transaction or into any contracts or agreements or modifications or cancellations thereof, other than in the ordinary course of business;

          (vii)made or authorized any payment to employees in their capacity as such except in the ordinary course of business and at rates of salary, bonus or other remuneration consistent with remuneration of previous years;

          (viii) used any funds other than in the ordinary course of business as theretofore carried on; and

          (ix) made any capital expenditures greater than $2,500 or entered into any lease with a capitalized value greater than $2,500;

     (c) Books and Records: The Books and Records fairly and correctly set out and disclose in all material respects the value of the Assets and the Business and all material transactions relating to the Assets and the Business have been accurately recorded in the Books and Records;

     (d) Liabilities: Seller does not have any debts or liabilities (whether accrued, contingent, absolute or otherwise and whether or not determined or determinable), including liabilities which arise hereafter based on events which have occurred up to the date hereof, and including liabilities relating to income and other taxes except:

          (i) liabilities disclosed on, reflected in or provided for in the Sellers Unaudited Financial Statements;

          (ii) other liabilities disclosed in this Agreement; or

          (iii)liabilities incurred in the ordinary course of its businesses since December 31, 2001;

     (e) Receivables: All accounts receivable recorded on the books of Seller are due and payable and no right of set off or counterclaim exists with respect to those accounts except for the right of cancellation of Pre-Need Contracts as set forth in those agreements; and

     (f) Accountants: Seller has not had any material disagreement or dispute with their auditors or accountants over the accounting or tax treatment of the financial information of the Assets or the Business.

3.7  Banking:

     (a) Loans and Credit Facilities: Except as otherwise disclosed in the Seller's Unaudited Financial Statements, Seller has not entered into, or otherwise arranged for, any loans, operating lines of credit or other credit facilities (including interest rate or currency swaps, hedging contracts, forward loan or rate agreements or other financial instruments), and does not have outstanding any bonds, debentures, mortgages, notes or other similar indebtedness and Seller is not obligated to create or issue any bonds, debentures, mortgages, notes or other similar indebtedness; and

     (b) Guarantees/Indemnities: Seller has not guaranteed or indemnified, or agreed to guarantee or indemnify, or agreed to any other like commitment, in respect of any debt, liability or other obligation of any Person.

3.8  Insurance:

     (a) List of Policies: Schedule A contains a complete and accurate listing of all insurance policies of Seller relating to the Assets and the Business including all property damage, general liability, motor vehicle, director and officer liability and life policies;

     (b) Good Standing: Each of the insurance policies listed in Schedule A is in good standing, all premiums required to be paid by Seller have been properly paid, there have been no misrepresentations or failures to disclose material facts, and there has been no refusal to renew any of the policies and Seller has no knowledge of any facts which might render any of the policies invalid, unenforceable or non-renewable; and

     (c) Outstanding Claims: To the best of the Knowledge of Seller, no threatened or actual claims against any of the policies described in Schedule A have been made in the last two years. Seller has given notice of or has otherwise presented in a timely fashion every claim under each such insurance policy.

3.9  Tax Matters:

     (a) Filings: Seller has duly and timely filed all returns, elections and designations required to be filed by it with any taxation authority or if not filed on a timely basis, all fees, penalties, interest and other amounts payable as a result thereof have been paid. To the best of the Knowledge of Seller, no such returns, elections or designations contain any material misstatement or omit any material statements that should have been included and each return, election and designation, including accompanying schedules and statements is true, correct and complete in all material respects;

     (b) Payment: Seller has paid in full all amounts (including but not limited to sales, capital, use and consumption taxes and taxes measured on income and all installments of taxes) owing to all federal, state and municipal taxation authorities due and payable by it up to the date of this Agreement;

     (c) Extensions: There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time with respect to the filing of any return, election or designation by, or any payment of any amount by or governmental charge against Seller nor with respect to the issuance of any assessment or reassessment;

     (d) Adverse Proceedings: To the best of the Knowledge of Seller, there are no actions, suits, proceedings, investigations or claims by any governmental authority pending or threatened against Seller relating to taxes, governmental charges or assessments. There are also no matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted or to be asserted by such authority;

     (e) Deductions/Remittances: Seller has withheld and remitted all amounts required to be withheld by it including without limitation, income tax, Social Security Plan contributions and Employment Insurance premiums and has paid such amounts including any penalties or interest due to the appropriate authority on a timely basis and in the form required under the appropriate legislation;

     (f) Acquisitions: Seller has not acquired property from, or disposed of property to, any Person with whom it does not deal at arm's length since the date of its formation; and

     (g) Other Jurisdictions: To the best of its Knowledge, Seller has not filed or is not currently required to file any returns, elections or designations with any state or local taxation authority located in any jurisdiction other than the State of Oregon.

3.10 Employee Matters:

     (a) List of Employees: The list of employees set out in Schedule K is a comprehensive list of the employees and commissioned sales people of Seller and the Business as of the Closing Date and includes an accurate description of their compensation, and/or commission structure, position and job classification;

     (b) Employment Contracts: Except as disclosed herein as a Material Contract, Seller is not a party to any oral or written consulting contract, management contract, labor services contract or similar agreement for the services of a particular individual and none of the employees of Seller or the Business are employed on other than an indefinite hiring basis terminable on reasonable notice according to law without further liability to the Business;

     (c) Certain Employee Matters: Seller is in compliance in all material respects with all applicable equal employment opportunity laws, ordinances, regulations, nondiscrimination, wages, hours, benefits, vacation benefits, social security and similar taxes and occupation safety and health and other applicable rules (the "Employment Regulations") and is not engaged in any practice that may give rise to a claim under the Employment Regulations. Other than as set forth in Schedule K, (i) Seller is not aware of any facts or circumstances, which could form the basis for assertion of a claim or liability, in each case, regarding non-compliance with Employment Regulations and
          (ii) Seller is not subject to any discrimination claims or affirmative action obligations;

     (d) Benefit Plans: Schedule K contains a complete and accurate listing of all benefit, bonus, profit-sharing, retirement income, termination or severance, dental, medical, disability, health or other plan, program, policy or other arrangement in place for the benefit or advantage of the salaried employees of Seller and the Business as at the Closing Date and there have been no material variations to this list since that date other than in the ordinary course of business. All contributions required to be made by Seller to such plans have been properly made and all retirement plans are fully funded, and all returns and other documents have been filed and all amounts owing to any governmental or other regulatory authority relating to such plans, programs, policies or arrangements have been paid;

     (e) Pension Plans: Seller does not have nor have they ever had a pension plan for any of its employees; and

     (f) Employer Associations: Seller is not a member of any employer, management, industry or other trade or business association under which Seller or the Business is obligated to contribute to any employee or contractor employee benefit fund, including any pension plans, health benefit plans or other similar employee entitlements.

3.11 Litigation and Claims:

     (a) Adverse Proceedings: There are no outstanding actions, claims, demands, lawsuits, prosecutions or governmental investigations by or against Seller, the Assets and the Business and there is no other adverse proceeding which is to the knowledge of Seller pending or threatened by, against, or relating to Seller, the Assets or the Business. Seller is not aware of any basis for any other action, claim, demand, lawsuit, investigation or other adverse proceeding which, if pursued would have a significant likelihood of having a material adverse effect on any of the Assets or the Business;

     (b) Compliance Directives: There are no outstanding compliance directives or work orders of which Seller is aware relating to the Assets or the Business, from any police or fire department, sanitation or health authorities, environmental agencies, or from any other federal, state or municipal authority, department or agency, nor does Seller have notice that there are any matters currently under formal consideration by any such authorities relating to any of the Assets or the Business;

     (c) Notice of Default/Claims: Except as expressly disclosed in this Agreement, Seller has not received any notice of any default, violation or termination of any of the Pre-Need Contracts (other than individual cancellations of Pre-Need Contracts within the ordinary course of business), Material Contracts, Leases or other contracts entered into by Seller which will, or is likely to, result in such a default, violation or termination;

     (d) No Seizure: There is no appropriation, expropriation or seizure of any of the Assets that is pending or, which to the knowledge of Seller has been threatened against Seller; and

     (e) Trademark and Patent Infringement: The conduct of the Business by Seller does not infringe upon any patent, trademark or other proprietary right, domestic or foreign, of any Person in respect of which there is any significant likelihood that it would have a material adverse effect on the Assets or the Business.

3.12 Contracts and Commitments:

     (a) Material Contracts: Other than the Pre-Need Contracts and the Leases, Schedule L contains a complete and accurate listing of all material contracts, agreements, leases, commitments, instruments or other dealings to which Seller is a party, by which Seller is bound or under which Seller is entitled to any benefits. For the purposes of this Agreement a contract shall be material if:

          (i) performance of any right or obligation by any party to such contract involves a payment by either party of $2,500 or more and having a term of more than one year; or

          (ii) if an expenditure, receipt or transfer or other disposition of property with a value of greater than $2,500 may arise under such contract (other than a contract with a customer or supplier in the ordinary course of business); or

          (iii)if such contract has been entered into out of the ordinary course of business;

     (b) Pre-Need Contracts: Schedule F contains a complete and accurate listing of all active Pre-Need Contracts as of December 31, 2001; and

     (c) Good Standing: Except as disclosed herein, Seller is not in breach or default of any of the terms of the Material Contracts or Pre-Need Contracts, and Seller is not aware of any breach or default of any of the terms of the Material Contracts or Pre-Need Contracts by any other party thereto, and each such contract is in good standing and in full force and effect without amendment thereto. To the best of the Knowledge of Seller, no state of facts exists, which, after notice or lapse of time or both, would constitute such a default or breach where there is any significant likelihood that such breach or default referred to in this Subsection 3.12(c) would have a material adverse effect on the Assets or the Business.

3.13 Environmental Liabilities:

     (a) Compliance: To the best of the Knowledge of Seller, Seller and the Business are in compliance in all material respects with all federal, state and municipal environmental laws and regulations (the "Environmental Laws"). Seller has filed all environmental reports and notifications required to be filed under applicable laws and regulations;

     (b) Notice of Non-Compliance: Neither Seller or, to the best of its knowledge, any prior owner or occupant of the Portland Property, have received any notice or other communication alleging that they are not in compliance with any Environmental Laws, or alleging any liability under any Environmental Laws. Seller and the Business are not subject to, and have not been subject to, any claim, judgement, decree, order, writ, citation, fine, penalty, injunction, litigation or proceeding relating to any Environmental Laws;

     (c) Hazardous Material: Save and except for an underground oil storage tank properly removed and abated, neither Seller or, to the best of its knowledge, any other Person has engaged in or permitted any operations or activities upon, or any use or occupancy of the Portland Property, resulting in the storage, emission, release, discharge or disposal of any hazardous materials on, in, under or from the Portland Property; and

     (d) Cremation Residue: Seller has not transported or disposed of, or arranged for the transportation or disposal of, any cremation residue or other waste to or at a site which is not in accordance with applicable Environmental Laws.

3.14 Effect of this Transaction:

     (a) No Adverse Implications: Except as disclosed in Schedule M with respect to certain required consents, neither the execution and delivery of this Agreement nor the completion and performance of the transactions contemplated hereby will:

          (i) give any Person the right to terminate or cancel any contractual or other rights with Seller where such termination or cancellation would have a material adverse effect on the Assets or the Business;

          (ii) violate any restriction of any nature applicable to Seller or relating to the disposition of the Assets;

          (iii)result in the creation of any liens or encumbrances on the Assets or in the default under any agreement giving a third party security against the Assets or in the crystallization of any floating charge in a debenture as general security interest in a security agreement granted, issued or assumed by Seller where any of such events could have a material adverse effect on the Assets or the Business; nor

          (iv) violate any provision of any indenture, mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Seller is a party or by which Seller is bound the violation of which could have a material adverse effect on the Assets or the Business or impair the legality or enforceability of this Agreement or the transactions contemplated hereby.

3.15 Finder: There is no Person or entity that is entitled to a finder's fee or any type of commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with Seller.

3.16 Disclosure: No statement, certificate or schedule furnished by Seller or any affiliate of the Seller, including any officer or director, in connection with this Agreement contains or will contain any untrue statement of material fact, or omits to state any material fact required to make such statements contained herein or therein not misleading.

4.   COVENANTS OF SELLER

Seller covenants and agrees with the Purchaser as follows and acknowledges that the Purchaser is relying upon such covenants and agreements in connection with the purchase of the Assets:

4.1 Access to the Business: Seller has made available to the Purchaser and its authorized representatives and, if requested by the Purchaser, has provided a copy to the Purchaser of all title documents, contracts, financial statements, minute books, share certificate books, share registers, limited partnership agreements and records, plans, reports, licenses, orders, permits, books of account, accounting records, constating documents and all other documents, information or data relating to the Business. At the Purchaser's reasonable request, Seller has cooperated and will cooperate with the Purchaser in arranging meetings with:

     (a)  all employees of the Business;

     (b) customers, suppliers, distributors or others who have or have had a business relationship with the Business; and

     (c) auditors, attorneys or any other Persons engaged or previously engaged to provide services to the Business who have knowledge of matters relating to the Business.

     In particular, without limitation, Seller has permitted the Purchaser's representatives or consultants to conduct such physical review of the inventory of the Business as is necessary so as to enable the confirmation of the condition of such inventory, to the reasonable satisfaction of the Purchaser. The exercise of any rights of inspection by or on behalf of the Purchaser under this Subsection 4.1 shall not mitigate or otherwise affect the representations and warranties of Seller hereunder, which shall continue in full force and effect. In exercising its rights hereunder the Purchaser shall use its reasonable commercial efforts to avoid interfering with the Business to the extent reasonably practical consistent with the need to complete its review of the Business and the Assets.

     4.2 Delivery of Books and Records: At the Time of Closing there shall be delivered to the Purchaser by Seller all of the Books and Records. The Purchaser agrees that it will preserve the Books and Records so delivered to it for so long as such Books and Records may be required to enable Seller, its successors or assigns to defend any claim against Seller which could result in a Claim hereunder, with the understanding that the Books and Records need not be retained after January 31, 2012. The Purchaser will permit Seller, its successors or assigns or their authorized representatives reasonable access thereto in connection with matters involving the Purchaser that Seller, its successors or assigns have a valid business reason to review. The Purchaser shall not be responsible or liable to Seller, its successors or assigns for or as a result of any loss or destruction of or damage to any such Books or Records, unless the Purchaser's negligence or willful misconduct caused the loss, destruction or damage.

     4.3 Conduct Prior to Closing: Without in any way limiting any other obligations of Seller hereunder, during the period from the date hereof to the Time of Closing:

          (a) Conduct Business in the Ordinary Course: Seller shall conduct the Business in its ordinary and normal course and Seller shall not, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld), enter into any transaction or take any action that, if effected after December 31, 2001 and before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of Seller contained herein. In particular Seller shall refrain from entering into any contract or commitment which would, if entered into prior to the date hereof, constitute a Material Contract or Lease, save with the consent of the Purchaser (such consent not to be unreasonably withheld);

          (b) Continue Insurance: Seller shall continue to maintain in full force and effect all policies of insurance or renewals thereof now in effect, shall take out, at the expense of the Purchaser until the Closing Date, such additional insurance as may be reasonably requested by the Purchaser and shall give all notices and present all claims under all policies of insurance in a due and timely fashion; and

          (c) Preserve Goodwill: Seller shall use reasonable commercial efforts to preserve, intact, the Assets, the Business and to promote and preserve for the Purchaser the goodwill of suppliers, customers and others having business relations with the Business.

4.4 Delivery of Documents: Seller shall deliver to the Purchaser all necessary transfers, assignments and other documentation reasonably required to transfer to the Purchaser the Assets with a good and marketable title, free of Encumbrances without any right of set-off, except as otherwise contemplated by this Agreement;

4.5 Seller's Taxes: Seller is responsible for any federal, state or other taxes which may be payable by them in connection with the completion of the transactions contemplated in this Agreement.

5.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

The Purchaser represents, warrants and covenants to and with Seller, Neptune Society and Neptune America as follows and acknowledge that Seller is relying upon such representations, warranties and covenants in connection with the sale of the Assets and the assumption of the Liabilities:

5.1 Limited Liability Company Status and Authority: The Purchaser is a valid and subsisting limited liability company, duly organized and in good standing under the laws of the State of Oregon and has full legal power, capacity and authority to enter into this Agreement on the terms and conditions hereof and all necessary corporate acts have been performed in order to authorize this Agreement.

5.2 Authorization of Asset Purchase Agreement. The execution, delivery and performance of this Agreement, the Security Agreement, the Real Property Documents and the transactions contemplated thereunder have been duly authorized and approved by the members of Purchaser. This Agreement, the Security Agreement, the Real Property Documents and other agreements contemplated by this Agreement constitute valid and binding obligations of Purchaser enforceable in accordance with its terms.

5.3  Approvals.  No consent or  approval  is  required  of any person or entity, private or governmental, for the execution, delivery and performance of this Agreement, the Note Assumption Agreement, the Debenture Assumption Agreement, the Security Agreement, the Wilhelm Trust Deed and other agreements contemplated by this Agreement by Purchaser, and neither will such execution, delivery or performance, nor the consummation of the transactions contemplated herein breach any provision of any of Purchaser's articles of organization, operating agreement, or any law, rule, regulation, judgment, order, decree, agreement, instrument or arrangement that would have a material adverse effect on Purchaser's ability to perform its obligations hereunder.

5.4 Finder. There is no person or entity that is entitled to a finder's fee or any type of commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with Purchaser.

5.5 Disclosure: No statement, certificate or schedule furnished by Purchaser or any affiliate of the Purchaser, including any officer, manager or member, in connection with this Agreement contains or will contain any untrue statement of material fact, or omits to state any material fact required to make such statements contained herein or therein not misleading.

6.   CONDITIONS OF CLOSING

6.1 Conditions of Closing in Favor of the Purchaser: The obligation of the Purchaser to complete the sale and purchase of the Assets and Liabilities is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be fulfilled or performed at or prior to the Time of Closing or waived in whole or in part by the Purchaser at its sole discretion without prejudice to any rights the Purchaser may otherwise have:

     (a) Representations and Warranties: The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time, and certificate of Seller dated the Closing Date to that effect shall have been delivered to the Purchaser in the form attached hereto as Schedule S;

     (b) Covenants: All of the covenants and agreements of Seller and all other terms of this Agreement to be complied with or performed by Seller at or before the Time of

          Closing shall have been complied with or performed and a certificate of Seller dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificate to be in form and substance satisfactory to the Purchaser, acting reasonably;

     (c) Regulatory Consents: There shall have been obtained (or reasonable expectations of such), from all appropriate federal and state or other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates, registrations and authorizations, including but not limited to those described in Schedule M, as are required to permit the change of ownership of the Assets and the transactions as contemplated herein, including, but not limited to, the operation of the Business by the Purchaser. Notwithstanding anything in this Section 6.1 to the contrary, the parties hereto concur that, as soon as reasonably possible after the Time of Closing
          (i) Seller and Purchaser will notify the Oregon State Mortuary & Cemetery Board (the "Mortuary Board") of the purchase and sale of the Assets and the assumption of the Liabilities (if any) as required by Oregon Administrative Rules ("OAR"), and (ii) the Purchaser will comply with the requisite ownership transfer licensing requirements and regulations of the Mortuary Board necessary to consummate the purchase and sale of the Assets and the assumption of the Liabilities and operate the Business;

     (d) Material Adverse Change: There shall have been no material adverse changes in the condition of the Assets or the Business (financial or otherwise) since the date of this Agreement up to the Time of Closing;

     (e) No Action or Proceeding: No legal or regulatory action or proceeding shall be pending or threatened by any Person to enjoin, restrict or prohibit the purchase and sale of the Assets and the assumption of the Liabilities contemplated hereby;

     (f) No Material Damage: No material damage by fire or other hazard to the whole or any material part of the Assets shall have occurred from the date hereof to the Time of Closing which would have a material adverse change in the condition of the Assets or the Business.

     (g) Note Assumption Agreement. Seller, Purchaser, Neptune Society, Neptune America and Greenleaf shall have entered into the Note Assumption Agreement;

     (h) Greenleaf Note Amendment. Greenleaf shall have amended the Greenleaf Note to amend the due date to July 31, 2002;

     (i) Debenture Assumption Agreement. Seller, Purchaser, Neptune Society, Neptune America and CMC shall have entered into the Debenture Assumption Agreement;

     (j)  CMC Debenture Amendment. CMC shall have amended the CMC Debenture;

     (k)  Warranty Deed. Seller shall have delivered the Warranty Deed; and

     (l)  Real  Estate  Closing   Documents.   The  completion  of  all  closing
          documentation necessary to transfer the Portland Property from Seller to Purchaser.

     If any of the conditions contained in this Subsection 6.1 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Purchaser, acting reasonably, the Purchaser may, by notice to Seller, terminate this Agreement and the obligations of Seller and the Purchaser under this Agreement, provided that the Purchaser may also bring an action against Seller for damages suffered by the Purchaser where the non-performance or non-fulfilment of the relevant condition is as a result of a breach of covenant, representation or warranty. Any such condition may be waived in whole or in part by the Purchaser without prejudice to any claims it may have for breach of covenant, representation or warranty

6.2 Conditions of Closing in Favor of Seller: The obligation of Seller to complete the sale and purchase of the Assets and Liabilities is subject to the following terms and conditions for the exclusive benefit of Seller, to be fulfilled or performed at or prior to the Time of Closing or waived in whole or in part by Seller at its sole discretion without prejudice to any rights Seller may otherwise have:

     (a) Representations and Warranties: The representations and warranties of the Purchaser contained in this Agreement shall be true and correct at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time and a certificate of the Purchaser dated the Closing Date to that effect shall have been delivered to Seller in the form attached hereto as Schedule T; and

     (b) Covenants: All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or before the Time of Closing shall have been complied with or performed and a certificate of the Purchaser dated the Closing Date to that effect shall have been delivered to Seller, such certificate to be in form and substance satisfactory to Seller acting reasonably.

     (c) No Action or Proceeding: No legal or regulatory action or proceeding shall be pending or threatened by any Person to enjoin, restrict or prohibit the purchase and sale of the Assets and assumption of the Liabilities contemplated hereby;

     (d) Service Agreement: The Purchaser will have entered into a services contract with Neptune Society, in a form satisfactory to Neptune Society and Purchaser, to perform at-need and fulfillment cremation services after the Closing Date for Neptune Society, which will be engaged in the business of selling pre-need cremation arrangements;

     (e) Note Assumption Agreement. Seller, Purchaser, Neptune Society, Neptune America and Greenleaf shall have entered into the Note Assumption Agreement;

     (f) Security Agreement. Seller and Purchaser shall have entered into the Security Agreement;

     (g) Greenleaf Note Amendment. Greenleaf shall have amended the Greenleaf Note to amend the due date to July 31, 2002;

     (h) Debenture Assumption Agreement. Seller, Purchaser, Neptune Society, Neptune America and CMC shall have entered into the Debenture Assumption Agreement;

     (i)  CMC Debenture Amendment. CMC shall have amended the CMC Debenture;

     (j) Regulatory Consents: There shall have been obtained (or reasonable expectation of such), from all appropriate federal and state or other governmental or administrative bodies, such licences, permits, consents, approvals, certificates, registrations and authorizations as are required to permit the operation of the Business by the Purchaser. Notwithstanding anything in this Section 6.2 to the contrary, the parties hereto concur that, as soon as reasonably possible after the Time of Closing, Seller will comply with the requisite licensing requirements and regulations of the Mortuary Board necessary to operate the Business;

     (k) Third-Party Consents: There shall have been obtained (or reasonable expectation of such), from all appropriate third parties, such licences, consents, approvals, waivers, agreements, assignments and authorizations as are reasonably necessary to permit the operation of the Business by the Purchaser;

     (l) Wilhelm Trust Deed: Purchaser will have delivered the Wilhelm Trust Deed; and

     (m)  Real  Estate  Closing   Documents:   The  completion  of  all  closing
          documentation necessary to transfer the Portland Property from the Seller to the Purchaser.

     If any of the conditions contained in this Subsection 6.2 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of Seller, acting reasonably, Seller may, by notice to the Purchaser, terminate this Agreement and the obligations of Seller and the Purchaser under this Agreement, provided that Seller may also bring an action against the Purchaser for damages suffered by Seller where the non-performance or non-fulfilment of the relevant condition is as a result of a breach of covenant, representation or warranty. Any such condition may be waived in whole or in part by Seller without prejudice to any claims they may have for breach of covenant, representation or warranty.

6.3 Parties' Efforts: The parties shall use reasonable commercial efforts to satisfy the conditions contained in Section 6.

7.   CLOSING ARRANGEMENTS

7.1 Place of Closing: The Closing shall take place at the Time of Closing at the Place of Closing.

7.2 Transfer: At the Time of Closing, upon fulfillment of all the conditions set out in Section 6 that have not been waived in writing by the Purchaser or Seller as the case may be, the Purchaser will deliver the required documents and consideration to Seller's attorney.

7.3  Closing Deliveries.

     (a)  On the Closing Date, Seller will deliver to Purchaser the following:

          (i)  Bill of Sale conveying the Assets to Purchaser;

          (ii) Warranty Deed;

          (iii) Note Assumption Agreement;

          (iv) Debenture Assumption Agreement;

          (v)  Seller's Closing Certificate;

          (vi) Allocation of Purchase Consideration Certificate; and

          (vii) Real Estate documents.

     (b) On the Closing Date, Purchaser will execute and/or deliver to Seller the following:

          (i)  Purchaser's Closing Certificate;

          (ii) Service Agreement;

          (iii) Debenture Assumption Agreement;

          (iv) Note Assumption Agreement;

          (v)  Security Agreement;

          (vi) Wilhelm Trust Deed;

          (vii) Allocation of Purchase Consideration Certificate; and

          (viii) Real Estate documents.

7.4  Title Insurance; Closing Costs; Prorations.

     (a) The Commitment. Seller shall, prior to the Closing Date, furnish to Purchaser a commitment ("Commitment") for an ALTA Form B 1992 Owner's Policy of Title Insurance in the amount of $1,500,000 issued by TICOR Title Insurance Company (the "Title Company"), insuring Purchaser's interest in the Portland Property.

     (b) Title Policy. Upon closing, Purchaser shall receive a title insurance policy consistent with the Commitment and subject only to the Permitted Exceptions (the "Title Policy").

     (c) Closing Costs; Prorations. Taxes and assessments for the current year, utilities constituting liens and other items of direct expense relating to the Portland Property shall be prorated as of Closing. Seller shall pay any real estate excise taxes, one-half (1/2) of the Title Company's escrow fee, the cost of recording the Warranty Deed, and the portion of the premium for the Title Policy attributable to standard coverage. Purchaser shall pay one-half (1/2) of the Title Company's escrow fee, and the portion of the premium for the Title Policy attributable to extended coverage or endorsements.

7.5 Further Assurances: Each party to this Agreement covenants and agrees that, from time to time subsequent to the Closing Date, it will, at the request and expense of the requesting party, execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as any other party to this Agreement, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created by this Agreement.

8.   SURVIVAL; INDEMNITY

8.1 The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing, subject to Subsection 8.2. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Subsection 8.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

8.2  Indemnification

     (a) Seller, Neptune Society and Neptune America hereby indemnify the Purchaser from and against any and all losses, liabilities, damages, costs and expenses of any kind
          whatsoever   (including  without  limitation  reasonable  expenses  of
          investigation and reasonable attorney's fees and expenses in connection with any action, suit or proceeding and the costs of cross-claiming or claiming against third parties) ("Damages") which at any time or from time to time may be paid, incurred, asserted or suffered by the Purchaser (1) as a direct or indirect result of the operating of Seller and/or the Business, or the use of the Assets, from July 5, 2000 up to and including the Closing Date (provided that such liability is not the result of any actions taken by the Purchaser after the Closing Date) or (2) arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement, provided, however as follows:

          (i) no claims shall be made under this Subsection 8.2(a) unless the cumulative amount of all claims under this Subsection 8.2(a) equals or exceeds $100,000, save and except for the Liabilities arising out of any misrepresentation or breach of warranty under
               Section 3.10(c), and equals or is less than $1,000,000;

          (ii) no claims shall be made under this Section 8.2(a) based on any misrepresentation or breach of warranty in the event the Purchaser, or any member or manager of the Purchaser as of the date of this Agreement, knew or should have known that such representation or warranty is or might be inaccurate; and

          (iii)no claims shall be made under this Subsection 8.2(a) after the 18 month anniversary of the Closing Date.

     (b) The Purchaser hereby indemnifies Seller against, and agrees to hold them harmless from, any and all Damages which at any time and from time to time may be incurred or suffered by the Seller (1) as a direct or indirect result of the operating of the Business, or the use of the Assets, after the Closing Date (provided that such liability is not the result of any actions taken by Seller before or after the Closing
          Date) or (2) arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Purchaser pursuant to this Agreement, provided, however as follows:

          (i) no claims shall be made under this Subsection 8.2(b) unless the cumulative amount of all claims under this Subsection 8.2(b) equals or exceeds $100,000 save and except for the Liabilities assumed hereunder, including the Greenleaf Note and equals or is less than $1,000,000;

          (ii) no claims shall be made under this Section 8.2(b) based on any misrepresentation or breach of warranty in the event the Seller, or any officer of the Seller as of the date of this Agreement, knew or should have known that such representation or warranty is or might be inaccurate; and

          (iii)no claims arising solely out of any misrepresentation or breach of warranty shall be made under this Subsection 8.2(b) after the 18-month anniversary of the Closing Date.

8.3  Procedures:

     (a) Notice: The party seeking indemnification under Subsection 8.2 ("Indemnified Party") shall give prompt notice to the party or parties against whom indemnity is or may be sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Subsection 8.2 (collectively, an "Indemnity Claim"). Such notice shall include the Indemnified Party's reasonable estimate of the potential amount of potential losses with respect to such Indemnity Claim;

     (b) Indemnity Claim Not Involving Litigation: If the Indemnity Claim does not involve a pending suit or proceeding, then the Indemnifying Party shall first have a period of sixty (60) calendar days from the date of delivery of notice of an Indemnity Claim to it (the "Cure Period") to cure, settle or otherwise resolve the Indemnity Claim. During such period the Indemnified Party shall provide the Indemnifying Party with such information and documentation as the Indemnifying Party may reasonably request to assist the Indemnifying Party in curing, settling or resolving the Indemnity Claim. Any settlement or resolution of such Indemnity Claim and the continued handling of any Indemnity Claim which has not been cured, settled or resolved within the Cure Period, shall be handled in accordance with the balance of this Section 8;

     (c) Defense of Indemnity Claim: The Indemnifying Party shall defend, contest or otherwise protect the Indemnified Party against any Indemnity Claim and shall control the defense and settlement thereof. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of its own choice. In the event the Indemnifying Party fails or refuses, within a reasonable period of time after its receipt of notice of the Indemnity Claim to defend, contest or otherwise protect against such Indemnity Claim, then the Indemnified Party shall have the right to do so and to control the defense thereof; and

     (d)  Settlement of Indemnity Claim:

          (i) If the Indemnifying Party has assumed the defense of the Indemnity Claim, the Indemnifying Party may pay, settle or compromise such Indemnity Claim without the consent of the Indemnified Party provided that the payment, settlement or compromise does not require the Indemnified Party to take action or refrain from taking action not reasonable under the circumstances;

          (ii) If the Indemnifying Party failed or refused to defend the Indemnity Claim, then the Indemnified Party shall have the right to pay, settle or compromise such Indemnity Claim provided however that it gives the Indemnifying Party at least fifteen calendar days prior written notice of the proposed payment, settlement or compromise. In such event, the Indemnifying Party shall again have the right to assume and control the defense or participate in the joint defense thereof within such fifteen day period provided the Indemnifying Party provides reasonably adequate assurance to the Indemnified Party that adequate funds exist to fully indemnify the Indemnified Party in respect of such Indemnity Claim;

          (iii)Unless the Indemnifying Party has failed or refused to participate in the defense of any Indemnity Claim, the Indemnifying Party shall not be liable in respect of losses under Subsection 8.2 for any payment, settlement or compromise of any Indemnity Claim effected without its consent, which consent shall not be unreasonably withheld; and

          (iv) The Indemnified Party shall cooperate with the Indemnifying Party in executing any settlement documents, including releases, as may be reasonably requested by the Indemnifying Party.

8.4 Exclusivity After the Closing, Subsection 8.2 will provide the exclusive remedy for any Indemnity Claim.

9.   GENERAL MATTERS

9.1 Governing Law and Arbitration This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon. Notwithstanding the fact that one or more of the parties to this Agreement is now or may become a resident or citizen of a different state, all of the terms and conditions set forth herein shall be governed by and construed in accordance with the laws of the State of Oregon. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the rules of commercial arbitration of the American Arbitration Association which rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The place of arbitration shall be Portland, Oregon. The language of arbitration shall be English. The parties shall be entitled to conduct discovery in accordance with the Federal Rules of Civil Procedure, subject to limitation by the arbitrator to secure just and efficient resolution of the dispute. If the amount in controversy exceeds $10,000, the arbitrator's decision shall include a statement specifying in reasonable detail the basis for and computation of the amount of the award, if any. The parties expressly waive and forego any right to punitive, exemplary or other similar damages unless an applicable statute requires the award of such damages or that compensatory damages be increased in a specified manner. This provision is not intended to apply to any award of arbitration costs to a party to compensate for dilatory or bad faith conduct in the arbitration pursuant to this paragraph. The substantially prevailing parties shall also be entitled to an award of their costs and reasonable attorney's fees. Judgment upon the arbitration award may be entered in any court having competent jurisdiction. Nothing, herein, however, shall prevent a party from resort to a court of competent jurisdiction in those instances where injunctive relief may be appropriate.

9.2 Entire Agreement; Amendment: Except as may be otherwise expressly agreed between the parties in writing, this Agreement, including any agreements contemplated herein, constitutes the entire agreement between the parties pertaining to the purchase and sale of the Assets and assumption of the Liabilities and there are no oral statements, warranties, representations or other agreements between or among the parties in connection with the purchase and sale of the Assets and assumption of the Liabilities except as specifically set forth or referred to herein. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a general waiver or a waiver of any other provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided nor estop any party from demanding that the other parties fully perform all promises and obligations contained herein and shall in no way affect any party's rights to enforce the same. A waiver by any party of any breach of this Agreement shall not be held to be a waiver of any succeeding breach or a waiver of this non-waiver clause.

9.3 Assignment: Seller will not assign their interests in this Agreement without prior written consent of the Purchaser, which assignment shall not be unreasonably withheld. The Purchaser will not assign its interests in this Agreement without prior written consent of Seller, which assignment shall not be unreasonably withheld.

9.4 Public Notices: Except as required by applicable law, regulatory authority or any listing or trading agreement, no press release or other announcement concerning this transaction shall be made by Seller and the Purchaser without the prior approval of the others, such approval not to be unreasonably withheld.

9.5 Confidential Information: Each of the parties hereto covenant to hold in strict confidence all information obtained in connection with the transactions which are the subject matter of this Agreement, including but not limited to financial statements, business records, customer list, buying book, vendor list, distributor list, supplier list, whether marked "confidential" or not, will be held in strict confidence and will not be copied or disclosed without the express consent of the other party. If the purchase and sale of the Assets and assumption of the Liabilities is not consummated, this covenant shall continue in full force and effect. All confidentiality obligations of the Purchaser with respect to the Assets and Liabilities shall cease upon Closing. Notwithstanding the Closing, the Purchaser covenants to maintain as confidential all confidential information respecting Seller, not related to the Assets and Liabilities, in the Purchaser's possession prior to Closing and all information obtained in connection with the transactions which are the subject matter of this Agreement other than as may be required to be disclosed by law and other than information that becomes generally available to the public other than as a result of a disclosure by the Purchaser or its representatives.

9.6 Non-Waiver: No investigations made by or on behalf of the Purchaser at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representations or warranties made herein or pursuant hereto. No investigations made by or on behalf of Seller at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representations or warranties made herein or pursuant hereto.

9.7 Expenses: All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. The Purchaser shall not bear any legal, accounting or other costs incurred by Seller. Seller shall not bear any legal, accounting or other costs incurred by the Purchaser.

9.8 Notices: Any notice or other communication required or permitted to be given hereunder shall be in writing and delivered or sent by overnight mail, overnight delivery or telefax and, if telefaxed, shall be deemed to have been received on the next Business Day following transmittal and acknowledgment of receipt by the recipient's telefax machine or if delivered by hand shall be deemed to have been received at the time it is delivered. Notices addressed to an individual shall be validly given if left on the premises indicated below. Notice of change of address shall also be governed by this Subsection . Notices shall be delivered or addressed as follows:

     If to Seller:

                  c/o Neptune Management Corp.
                  Neptune Society
                  3500 West Olive, Suite 1430
                  Burbank, CA 91505

                  with copy to:

                  Dorsey & Whitney LLP
                  1420 Fifth Avenue, Suite 3400
                  Seattle, Washington  98101
                  Attn:  Randal Jones, Esq.

     If to the Purchaser:

                  Western Management Services, L.L.C.
                  Attention:  Michael C. Ashe
                  6637 SE Milwaukie Avenue
                  Portland, OR 97202

                  with a copy to:

                  Steven D. Adler, P.C.
                  2130 NE Klickitat Street
                  Portland, OR 97212-2459

     Any party may give written notice of change of address in the same manner, in which event such notice shall thereafter be given to it as above provided at such changed address.

9.9  Time is of the Essence: Time shall be of the essence of this Agreement.

9.10 Severability: If any covenant, obligation or agreement of this Agreement, or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and agreement of this Agreement shall be separately valid and enforceable to the fullest extent permitted by the law.

9.11 Counterparts: This Agreement may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document. A signed facsimile or telefaxed copy of this Agreement shall be effectual and valid proof of execution and delivery.

9.12 Binding Effect: The provisions of this Agreement shall inure to the benefit of and be binding on the parties, their successors, assigns, and legal representatives. The term "successor" includes any Person who succeeds to any rights or obligations under this Agreement, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise.

9.13 Attorney's Fees: In the event the services of an attorney at law are necessary to enforce any of the terms of this Agreement or to resolve any disputes arising hereunder outside the confines of Subsection 9.1 above, the prevailing party shall be entitled to recover its costs and reasonable attorney's fees from the losing party as determined at trial or on appeal.

9.14 Third-Party Beneficiaries: The provisions of this Agreement are intended solely for the benefit of the parties hereto and shall create no rights or obligations enforceable by any third party, including creditors of any party, except as otherwise provided herein or by applicable law.

        [This space intentionally left blank - signature page to follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first hereinabove written.

Wilhelm Mortuary, Inc.                      Western Management Services, L.L.C.


Per: /s/ David Schroeder                      Per: Michael Ashe
    ------------------------                       -------------------------
    Authorized Signatory                           Authorized Signatory



The Neptune Society, Inc.


Per: /s/ David Schroeder
    ------------------------
    Authorized Signatory


Neptune Society of America, Inc.


Per: /s/ David Schroeder
    ------------------------
    Authorized Signatory

                                   SCHEDULE A

                           LIST OF INSURANCE POLICIES

[Need list to attach]

                                   SCHEDULE B

                            LIST OF INTANGIBLE ASSETS



1.   Trade Names:

     a)   Wilhelm Funeral Home

     b)   Wilhelm Funeral Home & Crematory

     c)   Wilhelm Mortuary

     d)   Wilhelm Crematory

     e)   AAA Cremation Company

     f)   Oregon Cremation Company

     g)   Oregon Cremation & Burial Company

     h)   Heritage Memorial

     i)   The Heritage Society

     j)   Heritage Cremation Society

     k)   Heritage Memorial Society

     l)   Heritage Memorial Cremation Society


2.   The Director's Assistant Software and Accounting Package

                                   SCHEDULE C

                        DESCRIPTION OF PORTLAND PROPERTY


Lots 1 and 2 and the East one-half of Lots 5, 6, 7 and 8, Block 3, CITY VIEW PARK ADDITION TO THE CITY OF EAST PORTLAND, in the City of Portland, County of Multnomah, State of Oregon


SUBJECT, HOWEVER, TO THE FOLLOWING:

     o    Taxes for the fiscal year 2001-2002 a lien not yet payable.

     o Trust Deed, including the terms and provisions thereof, given to secure an indebtedness of $1,000,000.00

          Dated:           July 5, 2000
          Recorded:        July 18, 2000 as Fee No. 2000-098983
          Grantor:         Wilhelm Mortuary, Inc.
          Trustee:         Ticor Title Insurance Company
          Beneficiary:     Community Memorial Centers, L.L.C., an Oregon limited
                            liability company

     o Trust Deed, including the terms and provisions thereof, given to secure an indebtedness of $1,575,000

          Dated:           August 6, 2001
          Recorded:        August 8, 2001 as Fee No. 2001-124418
          Grantor:         Wilhelm Mortuary, Inc.
          Trustee:         First American Title Insurance Company of Oregon
          Beneficiary:     Green Leaf Investors I, LLC

                                   SCHEDULE D


                              LIST OF LEASED ASSETS

                                         Monthly Payment
In Agreement with     Nature of Lease        Schedule          Expiry Date
-----------------     ---------------    ----------------      -----------



Portland Typewriter   Mita copy machine      $115.00          October 8, 2003


Bronson Mini Storage  Archives Storage       $247.00          Month to Month


Macke Water Systems   Water filter           $30.00           Month to Month
                        and cooler

TRM Copy Co.          TRM Copy machine       125.00           April 5, 2004

                                   SCHEDULE E


                    LIST OF OTHER OPERATING AND FIXED ASSETS


CASKET SELECTION ROOM

1 Marble display end table
1 Wood display end table
1 Picture
2 Leather lounge chairs
1 Silk tree
1 Silk floor plant


PORCH OFFICE

2 Wood desks
1 Wood computer desk
1 Computer dataguard
1 HP monitor
1 HP computer tower
1 HP laser jet printer
1 IBM typewriter
1 Metal typewriter stand
1 Metal four drawer filing cabinet
1 Metal tow drawer filing cabinet
3 Swivel office chairs
1 Panafax laser fax machine
2 Calculators
1 TV monitor


MAIN 1ST FLOOR ARRANGEMENT OFFICE

1 Wood conference table
6 Wood and fabric conference chairs
1 Wood lateral filing cabinet
1 Picture
2 Wall urn displays
1 Metal five drawer filing cabinet
1 Public Address system for chapel
1 CD player
1 Dual cassette tape player

1ST FLOOR FOYER

1 Metal attached to wall drinking fountain
1 Wood two drawer side table
2 Mirrors
3 Wood end tables
6 Fabric chairs
1 Fabric love seat
4 Fabric high back chairs
2 Fabric lounge chairs
6 Pictures
2 Metal lighted register stands
3 Metal touchier lamps
5 Small silk plants
1 Wood grandfathers clock


VIEWING ROOM #1

1 Wood side table
2 Wood and fabric conference chairs
1 Glass base floor lamp
6 Small pictures


VIEWING ROOM #2

1 Old electric organ
1 Catholic funeral set up
2 Fabric chairs
3 Wood easels
1 Picture


CHAPEL

6 Crystal hanging chandeliers
1 Wood urn display and desk combo unit
1 Wood podium
1 Microphone
2 Wood side tables
1 Fabric podium chair
1 Wood table
15 Fabric pews

CHAPEL FAMILY ROOM

1 Picture
20 Fabric chairs
1 Hanging lamp shade
1 Glass base floor lamp


1ST FLOOR BACK FUNERAL DIRECTOR'S OFFICE

1 Vacuum
3 Wood folding chairs
2 Metal four drawer filing cabinets
1 Wood two drawer filing cabinet
1 Wood desk
1 Swivel chair
1 IBM typewriter
1 14" monitor
1 CTC computer tower
1 HP laser jet printer
2 Wood wall mounted shelves
1 Electric elevator - Stops on four floors
Misc. memorial folders and memorial register books


2ND FLOOR MANAGER'S OFFICE
1 Wood desk
1 Swivel desk chair
1 Wood and fabric side chair
1 Computer desk
1 Wood fax table
1 Computer dataguard
1 HP inkjet printer
1 HP computer tower
1 HP monitor
1 Four drawer wooden filing cabinet
2 Wood desktop filers


2ND FLOOR ACCOUNTING OFFICE

1 Wood three piece sectional desk
1 HP laser jet printer
1 Computer dataguard
1 HP monitor

1 HP computer tower
1 Cannon calculator
1 Wood desktop filers
1 Wood two drawer filing cabinet
1 Wood bookcase
4 Metal four drawer filing cabinets
2 Swivel desk chairs
1 Window mounted AC unit
1 Desk Lamp


2ND FLOOR LOFT STORAGE

5 Metal four drawer vertical pre-need filing cabinets
3 Open metal file racks
1 Metal four drawer filing cabinet
1 Metal two drawer filing cabinet
1 Wood bookshelves
1 Open small metal file rack
Miscellaneous printed supplies


2ND FLOOR FUNERAL DIRECTORS OFFICE

2 Wood Desk
2 Wood computer desks
1 Wood printer table
1 Wood typewriter stand
6 Swivel desk chairs
2 Wood two drawer under desk file cabinets
2 HP monitors
2 HP computer towers
1 Oki laser printer
1 HP Inkjet printer
1 HP Scanner
2 Wood desktop filers
1 IBM typewriter
6 Plastic floor mat protectors
1 Window mounted AC unit
1 TV monitor
1 Office fan on metal stand 3 Calculators

2ND FLOOR KITCHEN

1 Microwave
1 Metal four drawer filing cabinet
1 Metal five drawer vertical filing cabinet
Misc. Office supplies - pens - tape - paper clips - rubber bands


2ND FLOOR ARRANGEMENT OFFICE

1 Glass conference table
3 Wood rolling conference chairs
2 Wall urn displays
2 Urn pedestals
1 Wood two drawer file cabinet
1 Picture


BASEMENT OPERATING AND PREPARATION ROOM

2 PE-10 embalming machines
5 Metal and wood dressing tables
2 Porcelain embalming tables
Misc. embalming instruments
Misc. Supply of embalming fluids, supplies and trocars


BASEMENT OFFICE

2 Wood desks
1 IBM typewriter
1 Swivel chair
1 Wood side chair
1 Metal five drawer filing cabinet
2 Metal four drawer filing cabinets
4 Metal two drawer filing cabinets
3 Wood shelves


BASEMENT STORAGE AREA

4 Wood and metal cremation church trucks
3 Metal casket church trucks
3 Metal three drawer filing cabinets
1 Metal "Macy" safe
1 Metal "The Dick" safe
1 EXT Panasonic electronic phone board
1 Minuteman 300 battery phone system back-up power source

15 Panasonic phones located in offices throughout building
2 Metal four drawer filing cabinets
1 Metal body lift


CREMATORY SECONDARY BUILDING

1 IEE cremains processor
1 Metal hooded fan
1 Wood desk
2 Metal shelves
2 Metal casket lifts with rollers
1 Metal three shelves storage cabinet
3 Metal crematory cleaning and body manipulation tools


OFF-SITE BRONSON ROAD STORAGE FACILITY

2 Metal four drawer filing cabinets
2 Metal two drawer filing cabinets
Misc. cardboard file boxes of archive case files 1905-1999

                                   SCHEDULE F

                           LIST OF PRE-NEED CONTRACTS


                  List of Pre-Need Contracts - Insurance Funded



Carrier                               Number of               Total Face Amount
                                  Individual Policies       of Policies in Force
                                      in Force

                                                Beneficiary Wilhelm Funeral Home



Great Western Life                      91                     $195,332.00

United Heritage                        441                     $569,741.39



                                                   Beneficiary Heritage Memorial

Great Western Life                      53                      $60,422.00

United Heritage                       1844                   $1,149,651.83

Homesteaders                            11                       $8,234.04

Fore Thought                            70                      $86,514.19

GE Capital Life                          8                       $5,020.49

    Total all Policies                 2591                   $2,074,915.94
         in Force

                                   SCHEDULE G


                            LIST OF SPECIFIED ASSETS


1.       Crawford C100 Crematory Unit

2.       Crawford C100 Crematory Unit

3.       7 Person Body Cooler

4.       Power Pak Model II Crematory Unit, serial 30740997

                                   SCHEDULE H


                             LIST OF TRUST ACCOUNTS


     Trusts Held with          Number of Individual       Total Amount in Trust
                                  Trust Accounts


                                                            Wilhelm Funeral Home



   American Funeral and                 139                    $272,008.09
  Cemetery Trust Services


                                                               Heritage Memorial


   American Funeral and                 212                    $134,159.49
  Cemetery Trust Services


 Total all Trust Accounts               351                    $406,167.58

                                   SCHEDULE I


                     SELLER'S UNAUDITED FINANCIAL STATEMENTS

                                   SCHEDULE J


                            [INTENTIONALLY LEFT BLANK

                                   SCHEDULE K


                      LIST OF EMPLOYEES, EMPLOYMENT MATTERS
                           AND EMPLOYEE BENEFIT PLANS

                                   SCHEDULE L

                           LIST OF MATERIAL CONTRACTS

                                   SCHEDULE M

                                REQUIRED CONSENTS

                                   SCHEDULE N

                                SERVICE AGREEMENT

                                   SCHEDULE O

                         DEBENTURE ASSUMPTION AGREEMENT

                                   SCHEDULE P

                            NOTE ASSUMPTION AGREEMENT

                                   SCHEDULE Q

                               SECURITY AGREEMENT

                                   SCHEDULE R

                ALLOCATION OF PURCHASE CONSIDERATION CERTIFICATE


1.1  The Purchase Price shall be allocated amongst the Assets as follows:

     Description                                 Purchase Price

     Personal Property/Business Assets           $1,000,000
     Real Property                               $1,500,000
                                                 ==========
         TOTAL                                   $2,500,000


     IN WITNESS WHEREOF the parties hereto have executed this Certificate as of March 8th, 2002.

Wilhelm Mortuary, Inc.                      Western Management Services, L.L.C.


Per:                                        Per:
    ------------------------                       -------------------------
    Authorized Signatory                           Authorized Signatory


Neptune Society, Inc.


Per:
    ------------------------
    Authorized Signatory


Neptune Society of America, Inc.


Per:
    ------------------------
    Authorized Signatory

                                   SCHEDULE S

                          SELLER'S CLOSING CERTIFICATE

                          SELLER'S CLOSING CERTIFICATE



From:  Wilhelm Mortuary, Inc., an Oregon corporation ("Wilhelm")
       The Neptune Society, Inc., a Florida corporation ("Neptune Society") Neptune Society of America, a California corporation ("Neptune America")


To:    Western Management Services, L.L.C. ("Western")


With Respect To:


A. That certain Asset Purchase Agreement dated as of January 31, 2002 (the "Asset Purchase Agreement") by and among Neptune Society, Neptune America, Wilhelm and Western in connection with the sale of substantially all of the assets and business of Wilhelm (the "Wilhelm Assets"); and

B. Those certain agreements contemplated in the Asset Purchase Agreement, including but not limited to the Service Agreement, Note Assumption Agreement, Debenture Assumption Agreement and Security Agreement.

1. Wilhelm, Neptune Society and Neptune America hereby certifies, in accordance with Subsection 6.1(a) of the Asset Purchase Agreement, that all representations and warranties contained in the Asset Purchase Agreement are true and correct in all material respects as at the date hereof.

2. Wilhelm hereby certifies, in accordance with Subsection 6.1(b) of the Asset Purchase Agreement, that all covenants and agreements of Wilhelm and all other terms of the Asset Purchase Agreement have been complied with or performed by Wilhelm as of the date hereof.



Dated as of the March 8th, 2002

WILHELM MORTUARY, INC.


Per:
      --------------------------------------
      David Schroeder, Authorized Signatory


THE NEPTUNE SOCIETY, INC.


Per:
    ----------------------------------------------
    Authorized Signatory

NEPTUNE SOCIETY OF AMERICA, INC.


Per:
    ----------------------------------------------
    Authorized Signatory

                                   SCHEDULE T

                         PURCHASER'S CLOSING CERTIFICATE

From:    Western Management Services, L.L.C. ("Western")

To:      Wilhelm Mortuary, Inc. ("Wilhelm")

With Respect To:

A. That certain Asset Purchase Agreement dated as of January 31, 2002 (the "Asset Purchase Agreement") by and among The Neptune Society, Inc., a Florida corporation, Neptune Society of America, a California corporation, Wilhelm and Western in connection with the sale of substantially all of the assets and business of Wilhelm (the "Wilhelm Assets"); and

B. Those certain agreements contemplated in the Asset Purchase Agreement, including but not limited to the Service Agreement, Note Assumption Agreement, Debenture Assumption Agreement and Security Agreement.

1. Western hereby certifies, in accordance with Subsection 6.2(a) of the Asset Purchase Agreement, that all representations and warranties contained in the Asset Purchase Agreement are true and correct in all material respects as at the date hereof.

2. Western hereby certifies, in accordance with Subsection 6.2(b) of the Asset Purchase Agreement, that all covenants and agreements of Western and all other terms of the Asset Purchase Agreement have been complied with or performed by Western as of the date hereof.


Dated as of the March 8th, 2002


WESTERN MANAGEMENT SERVICES, L.L.C.


Per:
     ------------------------------------
     Michael Ashe, Authorized Signatory

                                   SCHEDULE U

                                  BILL OF SALE

                                  BILL OF SALE

THIS BILL OF SALE is given pursuant to the Asset Purchase Agreement dated for reference the 31st day of January, 2002 (the "Asset Purchase Agreement") by and among Western Management Services, L.L.C., an Oregon limited liability company (the "Purchaser") and Wilhelm Mortuary, Inc., a company incorporated under the laws of the State of Oregon (the "Vendor"). The capitalized terms not otherwise defined herein have the meanings assigned to them in the Asset Purchase Agreement.

1. The Vendor, in consideration of the payments made by the Purchaser to the Vendor pursuant to the Asset Purchase Agreement, hereby sells, conveys, transfers, assigns and delivers to the Purchaser, to and for the benefit of the Purchaser and its successors and assigns, to have and to hold all in singular to its own use forever, all right, title and interest in and to all of the Assets.

2. The Vendor hereby confirms that the Purchaser is entitled to all the rights regarding the representations and warranties with respect to the Assets in accordance with the terms of, and subject to the limitations included in, the Asset Purchase Agreement.

3. The Vendor hereby constitutes and appoints the Purchaser and its successors and assigns as the attorney-in-fact of the Vendor with full power of substitution, to institute and prosecute, in the name of the Vendor or the Purchaser but on behalf of and for the benefit of the Purchaser, and at the expense of the Purchaser, all proceedings which the Purchaser may deem desirable to collect, assert or enforce any claim, right or title of any kind in or to the Assets and to defend and compromise any and all actions, suits or proceedings which the owner of the Assets is entitled to defend or compromise. The Vendor agrees that the foregoing powers are coupled with an interest and are and shall be irrevocable by the Vendor in any manner or for any reason (including the dissolution of the Vendor).

4. The Vendor agrees that, at any time and from time to time after the delivery hereof, it will, upon the reasonable request of the Purchaser, take all appropriate action and execute and deliver all appropriate documents, instruments and conveyances of any kind which may be desirable to carry out the provisions of this Bill of Sale.

5. This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of Oregon, without giving effect to the principles of conflicts with laws thereof.

IN WITNESS WHEREOF the parties hereto have executed this Bill of Sale as of the 8th day of March, 2002.


WESTERN MANAGEMENT SERVICES, L.L.C.


Per:
     -------------------------------
     Authorized Signatory


WILHELM MORTUARY, INC.



Per:
     -------------------------------
     Authorized Signatory

                                   SCHEDULE V

                                  WARRANTY DEED

                                   SCHEDULE W

                          REAL ESTATE CLOSING DOCUMENTS

                                   SCHEDULE X

                               WILHELM TRUST DEED